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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-21585 of Lightbridge, Inc. on Form S-8 of our report dated February 4, 1997 (except for Note 2, "Recent Accounting Pronouncement," and Note 4, as to which the dates are March 5, 1997), appearing in this Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 1996.





Deloitte & Touche LLP
Boston, Massachusetts
March 21, 1997